Exhibit 99.(n).(1).(c)

VIRTUS MUTUAL FUNDS

THIRD AMENDMENT

to

AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 8th day of January, 2016, amends that certain amended and restated plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, duly adopted by the Board of Trustees on August 21, 2014 (the “Rule 18f-3 Plan”) and amended from time to time, as herein below provided:

W I T N E S S E T H:

WHEREAS, the Trusts and the Funds wish to amend Schedule A of the Rule 18f-3 Plan to reflect the addition of the Virtus Retirement Trust (the “Trust”), and each series of the Trust listed on Schedule A, and to otherwise update the Schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the Trusts and the Funds hereby agree that the Rule 18f-3 Plan is amended as follows:

1.	Schedule A to the Rule 18f-3 Plan is hereby replaced with Schedule A attached hereto and made a part of the Rule 18f-3 Plan.

2.	Except as herein provided, the Rule 18f-3 Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Rule 18f-3 Plan.

SCHEDULE A

(as of January 8, 2016)

	A Shares	B Shares	C Shares	I Shares	R6 Shares	T Shares

Virtus Equity Trust
Virtus Balanced Fund	X	X	X
Virtus Contrarian Value Fund	X	X	X
Virtus Growth & Income Fund	X		X	X
Virtus Mid-Cap Core Fund	X		X	X
Virtus Mid-Cap Growth Fund	X	X	X	X
Virtus Quality Large-Cap Value Fund	X		X	X
Virtus Quality Small-Cap Fund	X		X	X
Virtus Small-Cap Core Fund	X		X	X	X
Virtus Small-Cap Sustainable Growth Fund	X		X	X
Virtus Strategic Growth Fund	X	X	X	X
Virtus Tactical Allocation Fund	X	X	X

Virtus Insight Trust
Virtus Emerging Markets Opportunities Fund	X		X	X	X
Virtus Low Duration Income Fund	X		X	X
Virtus Tax-Exempt Bond Fund	X		X	X

Virtus Opportunities Trust
Virtus Alternatives Diversifier Fund	X		X	X
Virtus Bond Fund	X	X	X	X
Virtus CA Tax-Exempt Bond Fund	X			X
Virtus Dynamic Trend Fund	X	X	X	X	X
Virtus Emerging Markets Debt Fund	X		X	X
Virtus Emerging Markets Equity Income Fund	X		X	X
Virtus Emerging Markets Small-Cap Fund	X		X	X
Virtus Equity Trend Fund	X		X	X	X
Virtus Essential Resources Fund	X		X	X
Virtus Foreign Opportunities Fund	X		X	X	X
Virtus Global Equity Trend Fund	X		X	X
Virtus Global Infrastructure Fund	X		X	X
Virtus Global Opportunities Fund	X	X	X	X
Virtus Global Real Estate Securities Fund	X		X	X
Virtus Greater European Opportunities Fund	X		X	X
Virtus Herzfeld Fund	X		X	X
Virtus High Yield Fund	X	X	X	X
Virtus International Equity Fund	X		X	X
Virtus International Real Estate Securities Fund	X		X	X

	A Shares	B Shares	C Shares	I Shares	R6 Shares	T Shares
Virtus International Small-Cap Fund	X		X	X	X
Virtus International Wealth Masters Fund	X		X	X
Virtus Low Volatility Equity Fund	X		X	X
Virtus Multi-Asset Trend Fund	X		X	X
Virtus Multi-Sector Intermediate Bond Fund	X	X	X	X	X
Virtus Multi-Sector Short Term Bond Fund	X	X	X	X		X
Virtus Real Estate Securities Fund	X	X	X	X	X
Virtus Sector Trend Fund	X		X	X
Virtus Senior Floating Rate Fund	X		X	X
Virtus Wealth Masters Fund	X		X	X

Virtus Retirement Trust
Virtus DFA 2015 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2020 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2025 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2030 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2035 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2040 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2045 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2050 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2055 Target Date Retirement Income Fund	X			X	X
Virtus DFA 2060 Target Date Retirement Income Fund	X			X	X